Exhibit 10.7

December 10, 2019

Ms. Debra Bass

168 Monroe Avenue

Belle Mead, NJ 08502

USA

Dear Debra,

Re: Amendment to Employment Agreement

We are writing to you in connection with that certain Employment Agreement executed by you and Nuvo- Group USA, Inc. on February 8, 2018, as supplemented on March 29, 2018 (the “Employment Agreement”).

The purpose of this letter is to amend certain provisions contained in the Employment Agreement as stated below.

Unless otherwise stated herein, capitalized terms shall have the meaning attributed to them in the Employment Agreement.

1.	In section 4(d) of the Employment Agreement, the words, “with an exercise price of USD$6.427/per ordinary share” will be replaced by the words “with an exercise price of USD$6.84/per ordinary share”.

2.	This amendment shall be effective as of the date of the Employment Agreement (the “Effective Date”),

3.	The grant of options to you of October 7, 2018 shall be amended in accordance with the aforesaid.

4.	You agree to sign an amendment to the Options Agreement and Notice of Grant reflecting the aforesaid.

5.	All other terms and conditions of the Employment Agreement not amended herein shall remain unchanged and in full effect.

Your signature below shall constitute your binding agreement to the amendments set forth above in respect of your Employment Agreement.

Sincerely,

/s/ Oren Oz
Oren Oz
Chief Executive Officer
Nuvo-Group USA, Inc.

Acknowledged and agreed as of the date set forth above:

/s/ Debra Bass
Signature
Debra Bass